LETTER OF TRANSMITTAL

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Units in

HATTERAS GLOBAL PRIVATE EQUITY PARTNERS INSTITUTIONAL, LLC

Tendered Pursuant to the Offer to Purchase
Dated December 19, 2014

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC.
BY JANUARY 21, 2015.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 PM, EASTERN TIME, ON JANUARY 21, 2015,
UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

HATTERAS GLOBAL PRIVATE EQUITY PARTNERS INSTITUTIONAL
c/o UMB Fund Services, Inc.
235 W. Galena St.
Milwaukee, WI  53212-3948

Fax:  (816) 860-3138

Attention:  Tender Offer Administrator

For Additional Information:
Phone: (800) 504-9070

Letter of Transmittal Page 1 of 4

HATTERAS GLOBAL PRIVATE EQUITY PARTNERS INSTITUTIONAL, LLC

Ladies and Gentlemen:

The undersigned hereby tenders to the Hatteras Global Private Equity Partners Institutional, LLC; a closed-end, non-diversified, management investment company organized as a limited liability company under the laws of the State of Delaware, (the “Fund”) some or all of the limited liability company units in the Fund (the “Units”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated December 19, 2014 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal.  THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units tendered pursuant to this Letter of Transmittal.  The undersigned warrants that it has full authority to sell the Units tendered hereby and that the Fund will acquire good title to the Units, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Units are purchased by the Fund.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Units tendered hereby.

A promissory note (the “Note”) for the value of the purchased Units will be held by UMB Fund Services, Inc. (“UMBFS”) on behalf of the undersigned.  Upon written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.  The initial payment of the purchase amount for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The Note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer.  Any Post-Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein.  The undersigned recognizes that the amount of the initial payment of the purchase amount for Units will be based on the unaudited net asset value of the Fund as of March 31, 2015, subject to an extension of the Offer as described in Section 8 of the Offer.  The Post-Audit Payment will be payable promptly after the completion of the next annual audit of the Fund.  It is anticipated that the annual audit of the financial statements of the Fund will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL TO:  HATTERAS GLOBAL PRIVATE EQUITY PARTNERS INSTITUTIONAL, LLC, C/O UMB FUND SERVICES, INC., 235 W GALENA ST., MILWAUKEE, WI 53212-3948, FAX: (816) 860-3138. ATTENTION:  TENDER OFFER ADMINISTRATOR.  FOR ADDITIONAL INFORMATION:  PHONE: (800) 504-9070.

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LETTER OF TRANSMITTAL

Tender Date: March 31, 2015

Tender Expiration Date: 11:59 PM ET, January 21, 2015

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

FAX OR MAIL TO:
HATTERAS GLOBAL PRIVATE EQUITY PARTNERS INSTITUTIONAL, LLC	FAX: (816) 860-3138
Attention: Tender Offer Administrator	Attention: Tender Offer Administrator
c/o UMB Fund Services
235 W. Galena St.	FOR ADDITIONAL INFORMATION:
Milwaukee, WI 53212-3948	PHONE: (800) 504-9070

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS
Hatteras Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:
Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF UNITS IN THE FUND BEING TENDERED:
[  ] Entire amount of Units
[  ] Portion of Units $______________  or  ______________ Number of Units

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Units to have a NAV of less than $100,000, the Adviser of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Units in the Fund.

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

Letter of Transmittal Page 3 of 4

If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact UMB Fund Services at the 800-504-9070 for instructions.

PROMISSORY NOTE: The Note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be held by UMB Fund Services, Inc. on the undersigned’s behalf. Upon a written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 4 of 4